Exhibit 99.1

Media Contact:

Steve Sturgeon

QLogic Corporation

858.472.5669

steve.sturgeon@qlogic.com

Investor Contact:

Doug Naylor

QLogic Corporation

949.542.1330

doug.naylor@qlogic.com

QLOGIC REPORTS FIRST QUARTER

RESULTS FOR FISCAL YEAR 2015

ALISO VIEJO, Calif., July 24, 2014—QLogic Corp. (Nasdaq:QLGC), a leading supplier of high performance network infrastructure solutions, today announced its first quarter financial results for the period ended June 29, 2014.

Net revenue for the first quarter of fiscal 2015 was $119.4 million and increased 6% from $113.1 million in the same quarter last year. Revenue from Advanced Connectivity Platforms was $104.7 million during the first quarter of fiscal 2015 and increased 12% from $93.2 million in the same quarter last year. Revenue from Legacy Connectivity Products was $14.7 million during the first quarter of fiscal 2015 compared to $19.9 million in the same quarter last year.

“Fiscal year 2015 is off to a solid start as we delivered both revenue and non-GAAP earnings per diluted share that exceeded the midpoint of our guidance ranges. Our strong revenue performance was driven by a 12% year-over–year increase in revenue from Advanced Connectivity Platforms,” said Prasad Rampalli, president and chief executive officer, QLogic. “Our team executed very well to further establish QLogic as a leader in data and storage networking connectivity products. We are making significant progress in the enterprise Ethernet market and our revenue from these products is an important contributor to our overall growth. We continue to believe that we are well positioned to experience revenue growth through expanded market opportunities.”

Net income on a GAAP basis for the first quarter of fiscal 2015 increased to $6.0 million, or $0.07 per diluted share, from a net loss of $3.1 million, or $0.03 per diluted share, for the first quarter of fiscal 2014. Net income on a non-GAAP basis for the first quarter of fiscal 2015 increased 13% to $18.5 million, or $0.21 per diluted share, from $16.4 million, or $0.18 per diluted share, for the first quarter of fiscal 2014.

QLogic uses certain non-GAAP financial measures to supplement financial statements based on GAAP. A summary of these non-GAAP financial measures and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, as well as a description of the reasons that management believes that these non-GAAP financial measures provide useful information to investors and the additional purposes for which management uses these non-GAAP financial measures, is presented in the accompanying financial schedules.

QLogic’s first quarter fiscal 2015 conference call is scheduled for today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Prasad Rampalli, president and chief executive officer, and Jean Hu, senior vice president and chief financial officer, will host the conference call. The call is being webcast live via the Internet at http://ir.qlogic.com. Phone access to participate in the conference call is available at (888) 278-8446, pass code: 7597692.

The financial information that the company intends to discuss during the conference call will be available on the company’s website at http://ir.qlogic.com for twelve months following the conference call. A replay of the conference call will be available via webcast at http://ir.qlogic.com for twelve months.

Follow QLogic @ twitter.com/qlogic

QLogic – the Ultimate in Performance

QLogic (Nasdaq:QLGC) is a global leader and technology innovator in high performance server and storage networking connectivity products. Leading OEMs and channel partners worldwide rely on QLogic for their server and storage networking solutions. For more information, visit www.qlogic.com.

Disclaimer – Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain beliefs and projections regarding business and market trends, as well as our belief that we are making significant progress in the enterprise Ethernet market and that we are well positioned to experience revenue growth through expanded market opportunities) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The company advises readers that these potential risks and uncertainties include, but are not limited to: potential fluctuations in operating results; gross margins that may vary over time; unfavorable economic conditions; the stock price of the company may be volatile; the company’s dependence on the networking markets served; the ability to maintain and gain market or industry acceptance of the company’s products; the company’s dependence on a small number of customers; the company’s ability to compete effectively with other companies; uncertain benefits from strategic business combinations, acquisitions and divestitures; the ability to attract and retain key personnel; the complexity of the company’s products; declining average unit sales prices of comparable products; the company’s dependence on sole source and limited source suppliers; the company’s dependence on relationships with certain third-party subcontractors and contract manufacturers; sales fluctuations arising from customer transitions to new products; seasonal fluctuations and uneven sales patterns in orders from customers; changes in the company’s tax provisions or adverse outcomes resulting from examination of its income tax returns; international economic, currency, regulatory, political and other risks; facilities of the company and its suppliers and customers are located in areas subject to natural disasters; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; a reduction in sales efforts by current distributors; declines in the market value of the company’s marketable securities; changes in and compliance with regulations; difficulties in transitioning to smaller geometry process technologies; the use of “open source” software in the company’s products; system security risks, data protection breaches and cyber-attacks; and the company’s ability to borrow under its credit agreement is subject to certain covenants.

More detailed information on these and additional factors that could affect the company’s operating and financial results are described in the company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The company urges all interested parties to read these reports to gain a better understanding of the business and other risks that the company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the company does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Other trademarks and registered trademarks are the property of the companies with which they are associated.

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited — in thousands, except per share amounts)

	Three Months Ended
	June 29, 2014	June 30, 2013
Net revenues	$119,449	$113,116
Cost of revenues	48,754	36,619

Gross profit	70,695	76,497

Operating expenses:
Engineering and development	37,821	40,387
Sales and marketing	16,034	19,413
General and administrative	8,900	7,739
Special charges	2,544	12,033

Total operating expenses	65,299	79,572

Operating income (loss)	5,396	(3,075)

Interest and other income, net	142	773

Income (loss) before income taxes	5,538	(2,302)

Income tax expense (benefit)	(462)	748

Net income (loss)	$6,000	$(3,050)

Net income (loss) per share:
Basic	$0.07	$(0.03)
Diluted	$0.07	$(0.03)

Number of shares used in per share calculations:
Basic	87,395	89,146
Diluted	88,253	89,146

QLOGIC CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO

NON-GAAP NET INCOME

(unaudited — in thousands, except per share amounts)

	Three Months Ended
	June 29, 2014	June 30, 2013
GAAP net income (loss)	$6,000	$(3,050)
Items excluded from GAAP net income (loss):
Stock-based compensation	5,540	8,171
Amortization of acquisition-related intangible assets	4,448	243
Acquisition-related charges	771	—
Amortization of license fee	699	—
Special charges	2,544	12,033
Income tax effect	(1,516)	(981)

Total non-GAAP adjustments	12,486	19,466

Non-GAAP net income	$18,486	$16,416

Net income (loss) per diluted share:
GAAP net income (loss)	$0.07	$(0.03)
Adjustments	0.14	0.21

Non-GAAP net income	$0.21	$0.18

Number of shares used in non-GAAP per diluted share calculations	88,253	89,770

Non-GAAP Financial Measures

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the above table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the company’s on-going core operating performance.

The company has presented non-GAAP net income and non-GAAP net income per diluted share, on a basis consistent with its historical presentation, to assist investors in understanding the company’s core net income and core net income per diluted share on an on-going basis. These non-GAAP financial measures may also assist investors in making comparisons of the company’s core net profitability with historical periods and comparisons of the company’s core net profitability with the corresponding results for competitors. Management believes that non-GAAP net income and non-GAAP net income per diluted share are important measures in the evaluation of the company’s profitability. These non-GAAP financial measures exclude the adjustments described in the above table, and thus provide an overall measure of the company’s on-going net profitability and related profitability on a per diluted share basis.

Management uses non-GAAP net income and non-GAAP net income per diluted share in its evaluation of the company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. In addition, the company prepares and maintains its budgets and forecasts for future periods on a basis consistent with these non-GAAP financial measures. Management believes that providing these non-GAAP financial measures allows investors to view the company’s financial results in the way that management views the financial results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the company may be different from the non-GAAP financial measures used by other companies.

For additional information on the items excluded from the non-GAAP financial measures and why the company believes that these non-GAAP financial measures provide useful supplemental information to investors, the company refers you to the Form 8-K regarding this release filed today with the Securities and Exchange Commission.

A summary of the non-GAAP adjustments presented in the table above by the financial statement line impacted is as follows:

(unaudited – in thousands)	Three Months Ended
	June 29, 2014	June 30, 2013
Non-GAAP Adjustments:
Cost of revenues:
Stock-based compensation	$355	$584
Amortization of acquisition-related intangible assets	4,448	243
Acquisition-related charges	771	—
Amortization of license fee	699	—

Total cost of revenue adjustments	6,273	827

Operating expenses:
Engineering and development:
Stock-based compensation	2,971	4,351
Sales and marketing:
Stock-based compensation	1,010	1,793
General and administrative:
Stock-based compensation	1,204	1,443
Special charges	2,544	12,033

Total operating expense adjustments	7,729	19,620

Total non-GAAP adjustments before income taxes	14,002	20,447
Income tax effect	(1,516)	(981)

Total non-GAAP adjustments	$12,486	$19,466

QLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited — in thousands)

	June 29, 2014	March 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$60,882	$91,258
Marketable securities	189,532	186,783

Total cash and marketable securities	250,414	278,041
Accounts receivable, net	84,103	65,213
Inventories	25,715	18,036
Deferred tax assets	14,681	15,080
Other current assets	19,870	16,590

Total current assets	394,783	392,960

Property and equipment, net	86,304	84,912
Goodwill	193,294	194,107
Purchased intangible assets, net	65,400	69,903
Deferred tax assets	29,091	32,827
Other assets	22,796	23,554

	$791,668	$798,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,261	$30,657
Accrued compensation	19,721	26,956
Accrued taxes	1,530	981
Deferred revenue	4,040	3,954
Other current liabilities	8,502	16,123

Total current liabilities	65,054	78,671

Accrued taxes	13,871	17,095
Other liabilities	9,315	9,071

Total liabilities	88,240	104,837

Stockholders’ equity:
Common stock	214	214
Additional paid-in capital	961,690	958,008
Retained earnings	1,678,071	1,672,071
Accumulated other comprehensive income	755	435
Treasury stock	(1,937,302)	(1,937,302)

Total stockholders’ equity	703,428	693,426

	$791,668	$798,263

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited — in thousands)

	Three Months Ended
	June 29, 2014	June 30, 2013
Cash flows from operating activities:
Net income (loss)	$6,000	$(3,050)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,180	7,806
Stock-based compensation	5,540	8,171
Deferred income taxes	4,076	5,403
Asset impairments	1,011	2,429
Other non-cash items	581	345
Changes in operating assets and liabilities:
Accounts receivable	(18,880)	(3,169)
Inventories	(7,679)	3,052
Other assets	77	(210)
Accounts payable	416	(289)
Accrued compensation	(7,235)	(5,374)
Accrued taxes, net	(5,418)	(5,366)
Other liabilities	(7,291)	6,843

Net cash provided by (used in) operating activities	(16,622)	16,591

Cash flows from investing activities:
Purchases of available-for-sale securities	(51,759)	(89,318)
Proceeds from sales and maturities of available-for-sale securities	48,932	108,609
Purchases of property and equipment	(8,989)	(10,111)

Net cash provided by (used in) investing activities	(11,816)	9,180

Cash flows from financing activities:
Proceeds from issuance of common stock under stock-based awards	1,440	1,963
Minimum tax withholding paid on behalf of employees for restricted stock units	(3,298)	(4,280)
Purchases of treasury stock	—	(24,428)
Other financing activities	(80)	(6)

Net cash used in financing activities	(1,938)	(26,751)

Net decrease in cash and cash equivalents	(30,376)	(980)

Cash and cash equivalents at beginning of period	91,258	95,532

Cash and cash equivalents at end of period	$60,882	$94,552

QLOGIC CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited — in thousands)

Net Revenues

A summary of the company’s revenue components is as follows:

	Three Months Ended
	June 29, 2014	June 30, 2013
Advanced Connectivity Platforms	$104,701	$93,190
Legacy Connectivity Products	14,748	19,926

	$119,449	$113,116